Exhibit 3.85

BY-LAWS

OF

VNU USA PROPERTY MANAGEMENT, INC.

A New York corporation (the “Corporation”)

ARTICLE I - OFFICES

Section 1.1. Location. The address of the office of the Corporation in the State of New York shall be in the County of New York or such other address as is designated by resolution of the Board of Directors. The Corporation may also have other offices at such places within or without the State of New York as the Board of Directors may from time to time designate or the business of the Corporation may require.

ARTICLE II - MEETING OF SHAREHOLDERS

Section 2.1. Annual Meeting. Each annual meeting of the shareholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at the principal office of the Corporation in the State of New York, or at such other place within or without the State of New York as the Board of Directors may fix, on a date fixed from time to time by the Board of Directors. If that date is a legal holiday, the meeting shall be held at the same hour on the next succeeding business day.

Section 2.2. Special Meetings. Special meetings of shareholders, unless otherwise prescribed by law, may be called by written notice at any time and from time to time by the Board of Directors, by the President, or by order of the Board of Directors pursuant to the written request of the holders of at least a majority of the issued and outstanding stock of the Corporation. At any special meeting only such business may be transacted which is related to the purpose or purposes set forth in the notice required by Section 2.4 hereof. Special meetings of shareholders shall be held at the principal office of the Corporation or such other place within or without the State of New York as shall be designated in the notice of meeting, on the date designated in the notice of meeting. If that date is a legal holiday, the meeting shall be held at the same hour on the next succeeding business day.

Section 2.3. List of Shareholders Entitled to Vote. A list of shareholders as of the record date determined pursuant to Section 5.8 hereof, certified by the corporate officer responsible for its preparation or by the Corporation’s transfer agent, shall be produced at any meeting of shareholders upon the request of any shareholder thereat or prior thereto. If the right to vote at any meeting is challenged, the inspector of election, or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

Section 2.4. Notice of Meetings; Waiver of Notice. Written notice of each annual and special meeting of shareholders, other than any meeting the giving of notice of which is otherwise prescribed by law, stating the place, date and hour of the meeting, and, in the case of a special meeting, indicating that it is being issued by or at the direction of the person or persons calling the meeting and stating the purpose or purposes for which it is called, shall be given, personally or by first class mail, not fewer than ten nor more than fifty days before the date of the meeting; provided, however, that a copy of such notice may be given by third class mail not fewer than twenty-four nor more than fifty days before the date of the meeting, to each shareholder entitled to vote thereat. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, and directed to such shareholder at his address as it appears on the record of shareholders of the Corporation or, if he shall have filed with the Secretary of the Corporation a written request that notice to him be sent to some other address, then directed to him at such other address. An affidavit of the Secretary or other person giving the notice or of a transfer agent of the Corporation that notice has been given as required herein shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Notice of any meeting need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before, at or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

Section 2.5. Adjourned Meeting and Notice Thereof. Any meeting of shareholders may be adjourned to another date, time or place, and the Corporation may transact at any adjourned meeting any business which might have been transacted on the original date of the meeting. Notice need not be given of the adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken unless a new record date is fixed for the adjourned meeting by the Board of Directors. If notice of the adjourned meeting is given, such notice shall be given to each shareholder of record entitled to vote at the adjourned meeting in the manner prescribed in Section 2.4 hereof.

Section 2.6. Quorum. At any meeting of shareholders, except as otherwise expressly required by law, by the Certificate of Incorporation of the Corporation or by any written agreement of all of the shareholders, the holders of a majority of the shares entitled to vote at such meeting shall constitute a quorum for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or series, voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such specified item of business. In the absence of a quorum, the shareholders present may adjourn any meeting. When a quorum is once present to organize a meeting, the quorum is not broken by the subsequent withdrawal of any shareholders.

Section 2.7. Voting; Proxies; Inspectors of Election. Every shareholder of record shall be entitled at every meeting of shareholders to one vote for every share standing in his name on the record of shareholders of the Corporation unless otherwise provided in the Certificate of Incorporation of the Corporation. Directors shall, unless otherwise required by law, by the Certificate of Incorporation of the Corporation, or by any written agreement of all of the shareholders, be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon. Whenever any corporate action, other than the election of directors, is to be taken by vote of the shareholders, it shall, except as otherwise required by law, by the Certificate of Incorporation of the Corporation, or by any. written agreement of all of the shareholders, be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law or by agreement of the shareholder executing it.

The Board of Directors, in advance of any shareholders’ meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a shareholders’ meeting may appoint one or more inspectors on the request of any shareholder present in person or by proxy and entitled to vote thereat. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made in advance of the meeting by the Board of Directors or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

Section 2.8. Voting Rights of Certain Shares. Neither treasury shares nor shares held by another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the Corporation, shall be counted for quorum purposes or entitled to vote. Shares held by an administrator, executor, guardian, conservator, committee, or other fiduciary, except a trustee, may be voted by him, either in person or by proxy, without transfer of such shares into his name. Shares held by a trustee may be voted by him, either in person or by proxy, only after the shares have been transferred into his name as trustee or into the name of his nominee. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee or a nominee of the pledgee.

Notwithstanding the foregoing paragraph, the Corporation shall be protected in treating the persons in whose names shares stand on the record of shareholders as the owners thereof for all purposes.

Section 2.9. Action by Consent of Shareholders. Unless otherwise provided in the Certificate of Incorporation of the Corporation, whenever shareholders are required or permitted by law, by the Certificate of Incorporation of the Corporation or by these By-Laws to take any action by vote, such action may be taken without a meeting on written consent setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon.

ARTICLE III - BOARD OF DIRECTORS

Section 3.1. General Powers. The business of the Corporation shall be managed by the Board of Directors. The Board of Directors may exercise all such powers of the Corporation and have such authority and do all such lawful acts and things as are permitted by law, by the Certificate of Incorporation of the Corporation or by these By-Laws.

Section 3.2. Number of Directors. The number of directors constituting the entire Board of Directors shall not be less than three, except that if all the shares of the Corporation are owned beneficially and of record by less than three shareholders the number of directors may be less than three but not less than the number of shareholders. Subject to such limitation, such number may be fixed or increased or decreased by amendment of these By-Laws or by action of the shareholders or by vote of a majority of the entire Board of Directors, provided that no decrease shall shorten the term of any incumbent director.

As used in this Article, “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies on the Board of Directors.

Section 3.3. Election. Directors of the Corporation shall be elected to hold office until the next annual meeting of shareholders. At each annual meeting of shareholders or at a special meeting in lieu of the annual meeting called for such purpose, a new Board of Directors of the Corporation shall be elected.

Section 3.4. Term. Each director shall hold office until the expiration of the term for which he is elected and until his successor is duly elected and qualified, except in the event of the earlier termination of his term of office by reason of death, resignation, removal or other reason.

Section 3.5. Resignation and Removal. Any director may resign at any time upon written notice to the Board of Directors, to the President or to the Secretary. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Any director may be removed for cause by vote of the shareholders or the Board of Directors. Any director may be removed without cause by vote of the shareholders.

Section 3.6. Vacancies. Newly created directorships resulting from an increase in the number of directors (as may be prescribed in Section 3.2 hereof) or vacancies occurring in the Board of Directors for any reason except the removal of directors without cause may be filled by vote of a majority of the directors then in office, although less than a quorum exists.

Vacancies occurring in the Board of Directors by reason of the removal of directors without cause may be filled only by vote of the shareholders. A director elected to fill a vacancy shall be elected to hold office for the unexpired term of his predecessor.

Section 3.7. Quorum and Voting. Unless the Certificate of Incorporation of the Corporation provides otherwise, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for any transaction of business or of any specified item of business. A director interested in a contract or transaction may be counted in determining the presence of a quorum at a meeting of the Board of Directors which authorizes the contract or transaction. In the absence of a quorum, a majority of the directors present may adjourn the meeting until a quorum shall be present.

The vote of the majority of the directors present at the time of a vote at a meeting at which a quorum is present shall constitute an act of the Board of Directors unless the Certificate of Incorporation of the Corporation shall require the vote of a greater number.

Section 3.8. Regulations. The Board of Directors may adopt such rules and regulations for the conduct of the business and management of the Corporation, not inconsistent with law or with the Certificate of Incorporation of the Corporation or with these By-Laws, as the Board of Directors may deem proper.

Section 3.9. Place of Meetings. The Board of Directors may hold its meetings at any place within or without the State of New York as the Board of Directors may from time to time determine.

Section 3.10. Annual Meeting of Board of Directors. An annual meeting of the Board of Directors shall be called and held for the purpose of organization, election of officers and transaction of any other business. If such meeting is held promptly after and at the place specified for the annual meeting of shareholders, no notice of the annual meeting of the Board of Directors need be given. Otherwise, such annual meeting shall be held at such time (but not more than thirty days after the annual meeting of shareholders) and place as may be specified in a notice of the meeting.

Section 3.11. Regular Meetings. Regular meetings of the Board of Directors shall be held at the date, time and place as shall from time to time be determined by the Board of Directors. After there has been such determination and notice thereof has been given to each member of the Board of Directors, no further notice shall be required for any such regular meeting. If the date of any such meeting to be held, including any adjournment thereof, is a legal holiday, the meeting shall be held at the same hour on the next succeeding business day. Except as otherwise provided by law, any business may be transacted at any regular meeting.

Section 3.12. Special Meetings. Special meetings of the Board of Directors may, unless otherwise prescribed by law, be called from time to time by the President, and shall be called by the President or by the Secretary upon the written request of a majority of the Board of Directors then in office directed to the President or the Secretary. Except as provided below, notice of any special meeting of the Board of Directors, stating the date, time and place of such special meeting, shall be given to each director. If the date of such meeting to be held, including any adjournment thereof, is a legal holiday, the meeting shall be held at the same hour on the next succeeding business day.

Section 3.13. Notice of Meeting; Waiver of Notice. Notice of any meeting of the Board of Directors shall be deemed to be duly given to a director: (a) if mailed to such director, addressed to him at his address as it appears upon the books of the Corporation, or at the address last made known in writing to the Corporation by such director as the address to which such notices are to be sent, at least four days before the day on which such meeting is to be held; or (b) if sent to him at such address by telegraph, telex or facsimile transmission not later than two days before the day on which such meeting is to be held; or (c) if delivered to him personally or orally, whether by telephone or otherwise, not later than the day before the day on which such meeting is to be held. Each such notice shall state the date, time and place of the meeting.

Notice of any meeting of the Board of Directors need not be given to any director who submits a signed waiver of notice whether before or after the holding of such meeting, or who attends such meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

Section 3.14. Committees of Directors. The Board of Directors may, by resolution or resolutions passed by a majority of the entire Board of Directors, designate one or more committees, including but not limited to an executive committee, each committee to consist of three or more of the directors of the Corporation.

Vacancies in membership of any committee shall be filled by the vote of a majority of the entire Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Members of a committee shall hold office for such period as may be fixed by a resolution adopted by a majority of the entire Board of Directors, subject, however, to removal at any time by the vote of the Board of Directors.

Section 3.15. Powers and Duties of Committees. Except as otherwise provided by law, any committee, to the extent provided in the resolution or resolutions creating such committee, shall have all the authority of the Board of Directors except that no such committee shall have authority as to any of the following matters: (a) the submission to shareholders of any action that needs shareholders’ approval; (b) the filling of vacancies in the Board of Directors or in any committee; (c) the fixing of compensation of the directors for serving on the Board of Directors or on any committee; (d) the amendment or repeal of these By-Laws, or the adoption of new By-Laws; and (e) the amendment or repeal of any resolution of the Board of Directors which by its terms shall not be so amendable or repealable.

Each committee may adopt its own rules of procedure and may meet at stated times or on such notice as such committee may determine. Except as otherwise permitted by these By-Laws, each committee shall keep regular minutes of all of its proceedings and report the same to the Board of Directors when required.

Section 3.16. Compensation of Directors. The Board of Directors may from time to time, in its discretion, fix the amounts which shall be payable to directors and to members of any committee of the Board of Directors for attendance at the meetings of the Board of Directors or of such committee and for services rendered to the Corporation.

Section 3.17. Action Without Meeting. Unless otherwise provided by the Certificate of Incorporation of the Corporation, any action required or permitted to be taken by the Board of Directors or by any committee thereof at a meeting may be taken without a meeting if all members of the Board of Directors or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and written consents thereto by the members of the Board of Directors or committee shall be filed with the minutes of the proceedings of the Board of Directors or the committee.

Section 3.18. Participation by Telephone Conference. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or of the committee by means of conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

ARTICLE IV - OFFICERS

Section 4.1. Principal Officers. The principal officers of the Corporation shall be elected by the Board of Directors and may include a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer, a Controller and such other principal officers as the Board of Directors may deem advisable. Any two or more principal offices may be held by the same person except the offices of President and Secretary. When all of the issued and outstanding stock of the Corporation is held by one person, however, such person may hold all or any combination of offices.

Section 4.2. Election of Principal Officers; Term of Office. The principal officers of the Corporation shall be elected annually by the Board of Directors at each annual meeting of the Board of Directors.

If the Board of Directors shall fail to fill any principal office at an annual meeting, or if any vacancy in any principal office shall occur, or if any principal office shall be newly created, such principal office may be filled at any regular or special meeting of the Board of Directors.

Each principal officer shall hold office until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

Section 4.3. Subordinate Officers, Agents and Employees. In addition to the principal officers, the Corporation may have one or more Assistant Treasurers, Assistant Secretaries and such other subordinate officers, agents and employees as the Board of Directors may deem advisable, each of whom shall hold office for such period, shall have such authority and shall perform such duties as the Board of Directors, the President, or any officer designated by the Board of Directors, may from time to time determine. The Board of Directors at any time and from time to time may appoint and may remove, or may delegate to any principal officer, the power to appoint and to remove, any subordinate officer, agent or employee of the Corporation.

Section 4.4. Delegation of Duties of Officers. The Board of Directors may delegate the duties and powers of any officer of the Corporation to any other officer or to any director for a specified period of time for any reason that the Board of Directors may deem sufficient.

Section 4.5. Removal of Officers. Any officer of the Corporation may be removed with or without cause by resolution of the Board of Directors or by vote of the shareholders. An officer elected by the shareholders may be removed, with or without cause, only by vote of the shareholders, but such officer’s authority to act as an officer may be suspended by the Board of Directors for cause.

Section 4.6. Resignation. Any officer may resign at any time by giving written notice of resignation to the Board of Directors, to the President or to the

Secretary. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein. Unless otherwise specified in the notice, the acceptance of a resignation shall not be necessary to make the resignation effective.

Section 4.7. Chairman of the Board. The Chairman of the Board, if one is elected, will preside at all meetings of the shareholders and of the Board of Directors at which he is present. The Chairman of the Board shall have such other powers and perform such other duties as may be assigned to him at any time and from time to time by the Board of Directors.

Section 4.8. President. The President shall be the chief executive officer of the Corporation and shall have general supervision over the business of the Corporation. The President shall have all powers and duties usually incident to the office of the President except as may specifically be limited by a resolution of the Board of Directors. In the absence or disability of the Chairman of the Board or if the office of Chairman of the Board shall be vacant, the President will preside at all meetings of the shareholders and of the Board of Directors at which he is present. The President shall have such other powers and perform such other duties as may be assigned to him at any time and from time to time by the Board of Directors.

Section 4.9. Vice President. In the absence or disability of the President or if the office of President be vacant, the Vice Presidents, in the order determined by the Board of Directors, or, if no such determination has been made, in the order of their seniority, shall perform the duties and exercise the powers of the President, subject to the right of the Board of Directors at any time to extend or confine such powers and duties or to assign them to others. Any Vice President may have such additional designation in his title as the Board of Directors may determine. The Vice Presidents shall generally assist the President in such manner as the President shall direct. Each Vice President shall have such other powers and perform such other duties as may be assigned to him at any time and from time to time by the Board of Directors or by the President.

Section 4.10. Secretary. The Secretary shall act as Secretary of all meetings of the shareholders and of the Board of Directors at which he is present, shall record all the proceedings of all such meetings in a book to be kept for that purpose, shall have supervision over the giving and service of notices of the Corporation, and shall have supervision over the care and custody of the corporate records and the corporate seal of the Corporation. The Secretary shall be empowered to affix the corporate seal to documents, the execution of which on behalf of the Corporation under its seal, is duly authorized, and when so affixed may attest the same. The Secretary shall have all powers and duties usually incident to the office of Secretary, except as may be specifically limited by a resolution of the Board of Directors. The Secretary shall have such other powers and perform such other duties as may be assigned to him at any time and from time to time by the Board of Directors or by the President.

Section 4.11. Treasurer. The Treasurer shall have general supervision over the care and custody of the funds and over the receipts and disbursements of the Corporation and shall cause the funds of the Corporation to be deposited in the name of the Corporation in such bank or banks or other depository or depositories as the Board of Directors may designate. The Treasurer shall have supervision over the care and safekeeping of the securities of the Corporation. The Treasurer shall have all powers and duties usually incident to the office of Treasurer, including the duties of Controller if none is elected, except as may be specifically limited by a resolution of the Board of Directors. The Treasurer shall have such other powers and perform such other duties as may be assigned to him at any time and from time to time by the Board of Directors or by the President.

Section 4.12. Controller. The Controller, if one is elected, shall be the chief accounting officer of the Corporation and shall have supervision over the maintenance and custody of the accounting operations of the Corporation, including the keeping of accurate accounts of all receipts and disbursements and all other financial transactions. The Controller shall have all powers and duties usually incident to the office of Controller except as may be specifically limited by a resolution of the Board of Directors. The Controller shall have such other powers and perform such other duties as may be assigned to him at any time and from time to time by the Board of Directors or by the President.

Section 4.13. Salaries. The salaries of all officers of the Corporation shall be fixed by, whether or not under authority delegated to it, the Board of Directors. No officer shall be ineligible to receive a salary by reason of the fact that he is also a Director of the Corporation and receiving compensation therefor.

Section 4.14. Bond. The Board of Directors shall have power, to the extent permitted by law, to require any officer, agent or employee of the Corporation to give bond for the faithful discharge of his duties in such form and with such surety or sureties as the Board of Directors may determine.

ARTICLE V - CAPITAL STOCK

Section 5.1. Issuance of Certificates for Stock. Each shareholder of the Corporation shall be entitled to a certificate or certificates in such form or forms as shall be approved by the Board of Directors, certifying the number of shares of capital stock of the Corporation owned by such shareholder.

Section 5.2. Signatures on Stock Certificates. Certificates for shares of stock of the Corporation shall be signed by, or in the name of the Corporation by, the President or by a Vice President, and by the Secretary, by the Treasurer, by an Assistant Secretary or by an Assistant Treasurer, and shall bear the corporate seal of the Corporation or a printed or engraved facsimile thereof.

If any such certificate is countersigned by a transfer agent or registered by a registrar, other than the Corporation or one of its employees, any other signature on the certificate may be a facsimile. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such signer were such officer at the date of issue.

Section 5.3. Stock Ledger. A record of all certificates for stock issued by the Corporation shall be kept by the Secretary or any other officer, employee or agent designated by the Board of Directors. Such record shall show the name and address of such shareholder, the number and class of shares held by each and the date when each became the owner of record thereof, and, in the case of certificates which have been canceled, the dates of cancellation thereof.

The Corporation shall be entitled to treat the holder of record of shares of stock as shown on the stock ledger as the owner thereof and as the person entitled to receive dividends thereon, to vote such shares, to receive notice of meetings, and for all other purposes. Prior to due presentment for registration of transfer of any certificate for shares of stock of the Corporation, the Corporation shall not be bound to recognize any equitable or other claim to or interest in any share of stock represented by such certificate on the part of any other person whether or not the Corporation shall have express or other notice thereof.

Section 5.4. Regulations Relating to Transfer. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with law, with the Certificate of Incorporation of the Corporation or with these By-Laws, concerning issuance, transfer and registration of certificates for shares of capital stock of the Corporation. The Board of Directors may appoint, or authorize any principal officer to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

Section 5.5. Transfers; Transfer Agent and Registrar. Transfers of capital stock shall be made on the books of the Corporation only upon delivery to the Corporation or to its transfer agent of: (a) a written direction of the registered holder named in the certificate or of such holder’s attorney lawfully constituted in writing; (b) the certificate for the shares of stock being transferred; and (c) a written assignment of the shares of stock evidenced thereby.

The Board of Directors may appoint one or more transfer agents or transfer clerks and one or more registrars, and may require all certificates for shares to bear the signature or signatures of any of them.

Section 5.6. Cancellation. Each certificate for stock surrendered to the Corporation for exchange or transfer shall be cancelled and no new certificate or certificates shall be issued in exchange for any existing certificate (other than pursuant to Section 5.7) until such existing certificate shall have been canceled.

Section 5.7. Lost, Destroyed, Stolen and Mutilated Certificates. If any certificate for shares of stock of the Corporation shall be mutilated, the Corporation shall issue a new certificate in place of such mutilated certificate. If any such certificate shall be lost, stolen or destroyed, the Corporation may, in the discretion of the Board of Directors or of a committee designated thereby with power so to act, issue a new certificate for stock in the place of any such lost, stolen or destroyed certificate. The applicant for any substituted certificate or certificates shall surrender any mutilated certificate or, in the case of any lost, stolen or destroyed certificate, furnish satisfactory proof of such loss, theft or destruction of such certificate and of the ownership thereof. The Board of Directors or such committee may, in its discretion, require the owner of a lost, stolen or destroyed certificate, or his representative, to furnish to the Corporation, in its sole discretion, a bond with a surety or sureties acceptable to the Corporation and in such sum as will be sufficient to indemnify the Corporation against any claim that may be made against it on account of the lost, stolen or destroyed certificate or the issuance of such new certificate. A new certificate may be issued without requiring a bond when, in the judgment of the Board of Directors, it is proper to do so.

Section 5.8. Fixing of Record Dates.

(a) The Board of Directors may fix, in advance, a record date, which shall not be more than fifty nor less than ten days before the date of any meeting of shareholders, nor more than fifty days prior to any other action, for the purpose of determining shareholders entitled to notice of or to vote at such meeting of shareholders or any adjournment thereof, or to express consent to or dissent from corporate action in writing without a meeting, or to receive payment of any dividend or allotment of any rights, or for the purpose of any other action.

(b) If no record date is fixed by the Board of Directors:

(i) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if no notice is given, the day on which the meeting is held; and

(ii) The record date for determining shareholders for any purpose other than that specified in subparagraph (i) shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c) A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting, provided that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE VI - INDEMNIFICATION

Section 6.1. Indemnification. The Corporation shall indemnify and hold harmless any person made, or threatened to be made, a party to an action or proceeding, other than one by or in the right of the Corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney’s and paralegal’s fees and expenses actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

Any indemnification by the Corporation pursuant hereto shall be made only in the manner and to the extent authorized by applicable law, and any such indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

Section 6.2. Indemnification Insurance. To the extent permitted by law, the Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such.

ARTICLE VII - MISCELLANEOUS PROVISIONS

Section 7.1. Corporate Seal. The seal of the Corporation shall be circular in form with the name of the Corporation in the circumference and the words and figures “VNU USA PROPERTY MANAGEMENT, INC., 1998, New York” in the center. The seal may be used by causing it to be affixed or impressed, or a facsimile thereof may be reproduced or otherwise used in such manner as the Board of Directors may determine.

Section 7.2. Fiscal Year. The fiscal year of the Corporation shall end on December 31st of each year, or such other twelve consecutive month period as the Board of Directors may designate.

Section 7.3. Banks. The Board of Directors shall select banks, trust companies, or other depositories in which all funds of the Corporation not otherwise employed shall, from time to time, be deposited to the credit of the Corporation.

Section 7.4. Execution of Instruments, Contracts, etc. All checks, drafts, bills of exchange, notes or other obligations or orders for the payment of money shall be signed in the name of the Corporation by such officer or officers or person or persons, as the Board of Directors may from time to time designate.

Except as otherwise provided by law, the Board of Directors, any committee given specific authority in the premises by the Board of Directors, or any committee given authority to exercise generally the powers of the Board of Directors during the intervals between meetings of the Board of Directors, may authorize any officer, employee or agent, in the name of and on behalf of the Corporation, to enter into or execute and deliver deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

All applications, written instruments and papers required by any department of the United States Government or by any state, county, municipal or other governmental authority, may be executed in the name of the Corporation by any principal officer or subordinate officer of the Corporation, or, to the extent designated for such purpose from time to time by the Board of Directors, by an employee or agent of the Corporation. Such designation may contain the power to substitute, in the discretion of the person named, one of more other persons.

ARTICLE VIII - AMENDMENTS

Section 8.1. By Shareholders. These By-Laws may be amended or repealed, or new By-Laws may be adopted, in whole or in part, at any time and from time to time, at any meeting of shareholders.

Section 8.2. By Directors. These By-Laws may be amended or repealed, or new By-Laws may be adopted, in whole or in part, at any time and from time to time, by the Board of Directors.

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